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Exhibit 32.1
Certification of CEO Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the
undersigned certifies that, to the undersigned’s

knowledge, (1) this Annual Report of Capital City Bank Group, Inc. (the
“Company”) on Form 10-K/A for the year ended December 31, 2023,

as filed with the Securities and Exchange Commission on
the date hereof (this “Report”), fully complies with the requirements of

Section 13(a) of the Securities Exchange Act of 1934, as
amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the
Company and its results of operations as of and for the periods covered therein.
/s/ William G. Smith, Jr.

William G. Smith, Jr.
Chairman, President and
Chief Executive Officer
Date: July 12, 2024